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                                                               EXHIBIT NO. 21.0

                           SUBSIDIARIES OF REGISTRANT



                                 Percentage                Jurisdiction or State
Subsidiaries                       Owned                      of Incorporation
                                   -----                      ----------------

Lenox Savings Bank                 100%                              Ohio

Lenox Mortgage Corporation (1)     100%                              Ohio

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(1) A wholly-owned subsidiary of Lenox Savings Bank.